Exhibit 99.1

TransDigm Group Reports Fiscal 2012 Second Quarter Results

Cleveland, Ohio, May 8, 2012/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended March 31, 2012.

Highlights for the second quarter:

•	Net sales of $423.5 million, up 39.2% from $304.3 million;

•	EBITDA As Defined of $203.1 million, up 39.1% from $146.1 million;

•	Net income from continuing operations of $81.6 million, up 122.2% from $36.7 million;

•	Earnings per share from continuing operations of $1.51, up 118.8% from $0.69;

•	Adjusted earnings per share of $1.65, up 71.9% from $0.96;

•	Upward revision to fiscal 2012 earnings outlook.

Net sales for the quarter rose 39.2% to $423.5 million from $304.3 million in the comparable quarter a year ago. Organic net sales grew approximately 14.9%, of which two-thirds was attributable to strong commercial OEM sales. The acquisitions of AmSafe, Schneller and Harco accounted for the balance of the sales increase.

Net income from continuing operations for the quarter rose to $81.6 million, or $1.51 per share, compared to $36.7 million, or $0.69 per share in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above and the reduction in acquisition-related costs. Net income from continuing operations for the second quarter of fiscal 2012 includes acquisition-related and non-cash compensation costs of $7.5 million, net of tax, or $0.14 per share. The comparable quarter a year ago reflected acquisition-related, refinancing and non-cash compensation costs of $14.6 million, net of tax, or $0.27 per share.

Net income from discontinued operations in the comparable quarter a year ago was $19.1 million, or $0.35 per share.

Adjusted net income for the quarter rose 73.7% to $89.1 million, or $1.65 per share, from $51.3 million, or $0.96 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 50.0% to $192.5 million from $128.3 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 39.1% to $203.1 million compared with $146.1 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 48.0%.

“We are pleased with our operating results for both the second quarter and year-to-date periods,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our second quarter organic sales growth of 15% and year-to-date EBITDA As Defined Margin of almost 49% continue to reflect the strength of our proprietary products as well as the diverse global commercial and military markets we serve. Our commercial aerospace businesses continue to grow nicely, though the OEM is growing faster than the aftermarket. Our defense business is exceeding our expectations at this time. The ongoing strong year-to-date EBITDA As Defined margin was again achieved in spite of approximately 2 margin point dilution from acquisitions.”

As previously reported on February 15, 2012, TransDigm Group acquired AmSafe Global Holdings, Inc. for approximately $750 million. AmSafe is a leading supplier of innovative, highly engineered and proprietary safety and restraint equipment used primarily in the global aerospace industry.

Year-to-Date Results

Net sales for the 26-week period ended March 31, 2012 rose 44.3% to $775.9 million from $537.9 million in the comparable period last year. Organic sales growth was 16.4%. The acquisitions of McKechnie, Talley, Schneller, Harco and AmSafe accounted for the balance of the sales increase.

Net income from continuing operations for the 26-week period increased 396.4% to $146.7 million, or $2.66 per share, from $29.5 million, or $0.50 per share. Net income in the prior year included one-time costs of $46.0 million, net of tax, or $0.86 per share, attributable to the refinancing of the Company’s capital structure in connection with the acquisition of McKechnie in the first quarter of fiscal 2011. The remainder of the increase in net income primarily reflects the growth in net sales as described above, partially offset by higher interest expense. Net income from continuing operations for the 26-week period ended March 31, 2012 includes acquisition–related and non-cash compensation costs of $18.9 million, net of tax, or $0.35 per share. In addition to the one-time costs attributable to the refinancing noted above, the net income in the comparable period a year ago included acquisition-related and non-cash compensation costs of $20.0 million, net of tax, or $0.38 per share.

Earnings per share were reduced in both fiscal 2012 and 2011, $0.06 per share and $0.05 per share respectively, due to dividend equivalent payments made in the first quarter of each fiscal year.

Net income from discontinued operations in the comparable period a year ago was $18.9 million, or $0.35 per share.

Adjusted net income for the 26-week period rose 73.3% to $165.5 million, or $3.07 per share, from $95.5 million, or $1.79 per share, in the comparable period a year ago.

EBITDA for the 26-week period increased 124.3% to $355.5 million from $158.5 million in the comparable period a year ago. EBITDA As Defined for the period, increased 47.0% to $377.3 million compared with $256.6 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 48.6%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2012 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2012 guidance to reflect the recent acquisition of the lower margin AmSafe business and performance experienced in the first half of the year.”

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $1,670 million to $1,698 million (previously in the range of $1,470 million to $1,510 million) compared with $1,206 million in fiscal 2011;

•	EBITDA As Defined is anticipated to be in the range of $794 million to $806 million (previously in the range of $723 million to $743 million) compared with $590 million in fiscal 2011;

•	Net income is anticipated to be in the range of $298 million to $316 million (previously in the range of $281 million to $299 million) compared with $172 million in fiscal 2011;

•	Earnings per share are expected to be in the range of $5.47 to $5.82 per share (previously in the range of $5.15 to $5.49 per share) compared with $3.17 per share in fiscal 2011; and

•	Adjusted earnings per share are expected to be in the range of $6.23 to $6.57 per share (previously in the range of $5.66 to $6.00 per share) compared with $4.48 per share in fiscal 2011.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 8, 2012, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 804-6924 and enter the pass code 36755466. International callers should dial (857) 350-1670 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 78162362. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2012 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 31, 2012 AND APRIL 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

Table 1

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011
NET SALES	$423,469	$304,307	$775,942	$537,859

COST OF SALES	187,429	146,433	340,347	252,839

GROSS PROFIT	236,040	157,874	435,595	285,020

SELLING AND ADMINISTRATIVE EXPENSES	49,474	33,171	91,324	63,691
AMORTIZATION OF INTANGIBLE ASSETS	9,339	11,462	21,778	15,739

INCOME FROM OPERATIONS	177,227	113,241	322,493	205,590

INTEREST EXPENSE—Net	52,300	54,137	101,361	86,693
REFINANCING COSTS	—	1,649	—	72,379

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	124,927	57,455	221,132	46,518

INCOME TAX PROVISION	43,375	20,758	74,475	16,974

INCOME FROM CONTINUING OPERATIONS	81,552	36,697	146,657	29,544

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	19,120	—	18,915

NET INCOME	$81,552	$55,817	$146,657	$48,459

NET INCOME APPLICABLE TO COMMON STOCK	$81,552	$55,817	$143,358	$45,649

Net earnings per share:
Net earnings per share from continuing operations—basic and diluted	$1.51	$0.69	$2.66	$0.50
Net earnings per share from discontinued operations—basic and diluted	—	0.35	—	0.35

Net earnings per share	$1.51	$1.04	$2.66	$0.85

Weighted-average shares outstanding:
Basic and diluted	53,882	53,333	53,882	53,333

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 31, 2012 AND APRIL 2, 2011

(Amounts in thousands)

(Unaudited)

Table 2

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Net income	$81,552	$55,817	$146,657	$48,459
Less income from discontinued operations	—	19,120	—	18,915

Income from continuing operations	81,552	36,697	146,657	29,544

Adjustments:
Depreciation and amortization expense	15,247	16,684	33,029	25,300
Interest expense, net	52,300	54,137	101,361	86,693
Income tax provision	43,375	20,758	74,475	16,974

EBITDA, excluding discontinued operations	192,474	128,276	355,522	158,511

Adjustments:
Acquisition related expenses (1)	5,747	13,934	13,199	21,680
Stock option expense(2)	4,887	2,197	8,535	4,054
Refinancing costs (3)	—	1,649	—	72,379

Gross Adjustments to EBITDA	10,634	17,780	21,734	98,113

EBITDA As Defined	$203,108	$146,056	$377,256	$256,624

EBITDA As Defined, Margin (4)	48.0%	48.0%	48.6%	47.7%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF

REPORTED EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 31, 2012 AND APRIL 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

Table 3

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Reported Earnings Per Share
Net income from continuing operations	$81,552	$36,697	$146,657	$29,544
Less: dividends paid on participating securities	—	—	(3,299)	(2,810)

	81,552	36,697	143,358	26,734
Net income from discontinued operations	—	19,120	—	18,915

Net income applicable to common stock—basic and diluted	$81,552	$55,817	$143,358	$45,649

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	50,800	49,815	50,615	49,656

Vested options deemed participating securities	3,082	3,518	3,267	3,677

Total shares for basic and diluted earnings per share	53,882	53,333	53,882	53,333

Net earnings per share from continuing operations —basic and diluted	$1.51	$0.69	$2.66	$0.50

Net earnings per share from discontinued operations —basic and diluted	—	0.35	—	0.35

Net earnings per share	$1.51	$1.04	$2.66	$0.85

Adjusted Earnings Per Share
Net income from continuing operations	$81,552	$36,697	$146,657	$29,544

Gross adjustments to EBITDA	10,634	17,780	21,734	98,113
Purchase accounting backlog amortization	1,029	5,012	6,716	5,774
Tax adjustment	(4,155)	(8,228)	(9,582)	(37,919)

Adjusted net income	$89,060	$51,261	$165,525	$95,512

Adjusted diluted earnings per share under the two-class method	$1.65	$0.96	$3.07	$1.79

TRANSDIGM GROUP INCORPORATED SUPPLEMENTAL INFORMATION—RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (Amounts in thousands, except per share amounts) (Unaudited)	Table 4

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Income from continuing operations	$81,552	$36,697	$146,657	$29,544
Less: dividends paid on participating securities	—	—	(3,299)	(2,810)

Net income applicable to common stock	81,552	36,697	143,358	26,734
Less: income from discontinued operations	—	19,120	—	18,915

Income applicable to common stock	$81,552	$55,817	$143,358	$45,649

Weighted average common shares outstanding	50,800	49,815	50,615	49,656
Vested options deemed participating securities	3,082	3,518	3,267	3,677

Weighted-average shares outstanding	53,882	53,333	53,882	53,333

Earnings from continuing operations	$1.51	$0.69	$2.66	$0.50
Adjustments to diluted earnings per share:
Refinancing costs	—	0.02	—	0.86
Inclusion of the dividend equivalent payment	—	—	0.06	0.05
Non-cash compensation costs	0.06	0.03	0.11	0.05
Acquisition related expenses	0.08	0.22	0.24	0.33

Adjusted earnings per share	$1.65	$0.96	$3.07	$1.79

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH

PROVIDED BY OPERATING ACTIVITES TO EBITDA, EBITDA AS DEFINED

FOR THE TWENTY-SIX WEEK PERIODS ENDED

MARCH 31, 2012 AND APRIL 2, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

Table 5

	Twenty-Six Week Periods Ended
	March 31, 2012	April 2, 2011
Net Cash Provided by Operating Activities	$164,804	$129,151
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	1,457	(76,706)
Interest expense—net (1)	95,620	82,068
Income tax provision—current	77,945	86,352
Non-cash equity compensation (2)	(8,535)	(4,054)
Excess tax benefit from exercise of stock options	24,231	12,440
Refinancing costs (3)	—	(72,379)

EBITDA	355,522	156,872
Adjustments:
Acquisition related expenses(4)	13,199	25,435
Stock option expense(5)	8,535	4,054
Refinancing costs (3)	—	72,379
EBITDA from discontinued operations	—	(2,116)

EBITDA As Defined	$377,256	$256,624

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments.

(5)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA (Amounts in thousands) (Unaudited)	Table 6

	March 31, 2012	September 30, 2011
Cash and cash equivalents	$201,481	$376,183
Trade accounts receivable—Net	240,458	189,293
Inventories	326,605	265,317

Current portion of long-term debt	20,500	15,500
Accounts payable	73,303	62,110
Accrued liabilities	116,498	120,312

Long-term debt	3,608,875	3,122,875

Total stockholders’ equity	994,923	810,949